CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement No. 333-258862 on Form S-3 of our report dated February 27, 2020, relating to the consolidated financial statements of NeoPhotonics Corporation and subsidiaries (the “Company”), as of December 31, 2019 and for each of the two years in the period ended December 31, 2019, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP
San Jose, California
August 27, 2021